As filed with the U.S. Securities and Exchange Commission on May 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Talos Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	82-3532642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William S. Moss III

Executive Vice President, General Counsel and Secretary

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jackson A. O’Maley

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Talos Energy Inc.

Common Stock

Preferred Stock

We may offer, from time to time in one or more offerings, (i) shares of our common stock, par value $0.01 per share (“common stock”) and (ii) shares of one or more series of our preferred stock, par value $0.01 per share (“preferred stock”), each on a primary basis. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we may provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. Any supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange under the symbol “TALO.” On May 21, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $7.94 per share.

Investing in our securities involves risks. See “Risk Factors“ on page 7 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 22, 2025.

EXPLANATORY NOTE

This registration statement relates to the registration of the offer, from time to time in one or more offerings, of (i) shares of our common stock on a primary basis and (ii) shares of one or more series of our preferred stock on a primary basis.

We filed a Registration Statement on Form S-3 (File No. 333-265589), effective with the U.S. Securities and Exchange Commission on June 14, 2022 (the “Prior Registration Statement”), to register, among other things, shares of our common and preferred stock. The Prior Registration Statement expires in June 2025, three years after its initial filing. This registration statement is being filed at this time to replace the Prior Registration Statement before its expiration.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the U.S. Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time that we offer and sell securities, we may provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities covered to this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.talosenergy.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about:

•	business strategy;

•	estimated or recoverable resources and reserves;

•	drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves that we produce through drilling and acquisitions;

•

financial strategy, borrowing base under our Bank Credit Facility, availability of financing sources, liquidity and capital required for our development program, acquisitions and other capital expenditures and potential collateral required for surety bonds;

•	realized oil and natural gas prices;

•

changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by the Trump Administration, and the impact of such policies on us, our customers and suppliers, and the global economic environment;

•	volatility in the political, legal and regulatory environments in connection with the U.S. and Mexican presidential administrations;

•	risks related to future mergers and acquisitions, including the risk that we may fail to realize the expected benefits of any such transaction;

•	timing and amount of future production of oil, natural gas and NGLs;

•	our hedging strategy and results;

•	future drilling plans;

•	availability of pipeline connections on economic terms;

•	competition, government regulations, including financial assurance requirements, and legislative and political developments;

•

our ability to obtain permits and governmental approvals, including the timely issuance and potential impact of the anticipated revised Gulf of America biological opinion by the National Marine Fisheries Services;

•	pending legal, governmental or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	our integration of acquisitions and the anticipated post-acquisition performance of the Company;

•	future leasehold or business acquisitions on desired terms;

•	costs of developing properties;

•	general economic conditions, including the impact of continued inflation and associated changes in monetary policy;

•	political and economic conditions and events in foreign oil, natural gas and NGL producing countries and acts of terrorism or sabotage;

•	credit markets;

•	estimates of future income taxes;

•	our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities;

•	our strategy with respect to our investment in the Zama asset;

•	uncertainty regarding our future operating results and our future revenues and expenses;

•	impact of new accounting pronouncements on earnings in future periods; and

•	plans, objectives, expectations and intentions contained in this Annual Report that are not historical.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility; global demand for oil and natural gas; the ability or willingness of OPEC and other state-controlled oil companies to set and maintain oil production levels and the impact of any such actions; the lack of a resolution to the war in Ukraine and ongoing hostilities in Israel and the Middle East, and their impact on commodity markets; the impact of any pandemic and governmental measures related thereto; lack of transportation and storage capacity as a result of oversupply, government and regulations; political risks, including a global trade war; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes, winter storms and loop currents; cybersecurity threats; inflation and the impact of central bank policy in response thereto; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes, including the impact of financial assurance requirements and collateral requirements for surety bonds; changes in U.S. trade policy, including the imposition of increased tariffs and resulting consequences; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; risks to our industry and business operations associated with legal challenges by non-governmental organizations and other groups; and the other risks discussed in this prospectus and in our other filings with the SEC, including under Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), and Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference herein. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein.

ABOUT TALOS ENERGY INC.

Overview

We are a technically driven, innovative, independent energy company focused on maximizing long-term value through our oil and gas exploration and production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility and community impact.

We combine our technical experience in geology, geophysics and engineering with innovative resource evaluation techniques and seismic imaging expertise to discover new resources. We rely on our operational experience to optimize our assets’ production and reserve recovery, safely and responsibly. Finally, we leverage our commercial and corporate management experience to most effectively allocate our capital to balance risk and reward, grow our business and maximize long-term stockholder value.

Our Corporate Information

Talos is a publicly listed company and trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “TALO.”

Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number at that address is (713) 328-3000. Our website address is www.talosenergy.com. Information contained on, or is or becomes accessible through, our website does not constitute a part of this prospectus.

For additional information about the Company, please read the documents listed under the heading “Incorporation of Certain Documents by Reference.”

RISK FACTORS

You should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024, any subsequently filed Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed on or after January 1, 2025 as incorporated herein by reference, as well as the other information contained or incorporated by reference in this prospectus, before deciding to invest in our securities. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, you may lose all or a part of your investment in our securities. Please read the section entitled “Cautionary Note Regarding Forward Looking Statements.”

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of securities hereunder for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Under the Company’s Amended and Restated Certificate of Incorporation, the Company’s authorized capital stock consists of 300,000,000 shares of capital stock, consisting of 270,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of blank check preferred stock, par value $0.01 per share.

As of May 21, 2025, there were 177,145,703 shares of our common stock and no shares of our preferred stock outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share of our common stock held. Holders of our common stock are not entitled to vote on any amendment to our Second Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such terms pursuant to our Second Amended and Restated Certificate of Incorporation, or the Delaware General Corporation Law (“DGCL”).

Our Second Amended and Restated Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock or any resolution providing for the issuance of such series of stock adopted by our board of directors, the number of authorized shares of either our common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power.

Subject to the rights of the holders of any series of preferred stock, each director of our board of directors will be elected (i) in the case of an uncontested election, by the vote of a majority of the votes cast with respect to that director’s election and (ii) in the case of a contested election, by the vote of a plurality of the votes cast with respect to that director’s election. A majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” the director’s election (with “abstentions” and “broker nonvotes” not counted as a vote either “for” or “against” that director’s election).

Directors (other than directors elected exclusively by the holders of one or more series of preferred stock) may be removed from office with or without cause by the affirmative vote of our stockholders that together hold at least a majority of the voting power of our outstanding shares.

Our board of directors consists of one class of directors, and at each annual meeting of stockholders, each director shall be elected for a term expiring at the next annual meeting of stockholders. For more information relating to the declassification of our board of directors see”—Declassification of our Board of Directors.”

Unless required otherwise by law, our Second Amended and Restated Certificate of Incorporation or our Second Amended and Restated Bylaws, any action other than the election of directors that requires stockholder approval must be authorized by a majority of the votes cast affirmatively or negatively by the stockholders entitled to vote at a meeting at which a quorum is present. Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws provide that our Second Amended and Restated Bylaws may be adopted, amended, altered, or repealed by the approval of our board of directors, which must include the approval of a majority of our directors then in office. Our Second Amended and Restated Bylaws may also be adopted, amended or repealed by the affirmative vote of the stockholders that together hold at a majority of our outstanding shares.

Generally, our Second Amended and Restated Certificate of Incorporation may be amended, modified or repealed by the affirmative vote of our stockholders that together hold a majority of our outstanding shares. Subject to the foregoing sentence and the rights of the holders of any series of preferred stock, our Second Amended and Restated Certificate of Incorporation may be amended as provided by the DGCL.

Dividend Rights. Subject to any preferential dividend rights of outstanding preferred stock, our board of directors may, in its discretion, out of funds legally available for the payment of dividends, declare and pay dividends on our common stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities and payment or setting aside for payment of any preferential amount due to the holders of any series of preferred stock, the holders of our common stock will receive ratably any assets remaining to be paid or distributed.

Preemptive Rights. Under our Second Amended and Restated Certificate of Incorporation, the holders of our common stock do not have preemptive rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Under our Second Amended and Restated Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, as may be stated and expressed in any resolution or resolutions adopted by our board of directors providing for the issuance of such series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may restrict dividends on our common stock, dilute the voting power of our common stock or subordinate the liquidation rights of our common stock.

Exclusive Venue

Our Second Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents or stockholders (including beneficial owners of stock) to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Second Amended and Restated Certificate of Incorporation or our Second Amended and Restated Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine, will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Company’s Second Amended and Restated Certificate of Incorporation is inapplicable or unenforceable.

The federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including without limitation under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain claims under the Securities Act. While the Delaware courts have determined that choice of forum provisions of the type included in the Second Amended and Restated Certificate of Incorporation are facially valid, uncertainty exists as to whether a court would enforce such provision, and as such, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in our exclusive forum provision. In such instance, to the extent applicable, we would expect to vigorously assert the validity and enforceability of our exclusive forum provision. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Anti-Takeover Effects of Provisions of our Governing Documents

Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Second Amended and Restated Bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a qualified stockholder of record at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. Our Second Amended and Restated Bylaws provide that, subject to applicable law, special meetings of the stockholders may be called at any time by (i) the Chairman of our board of directors, (ii) the President, (iii) a majority of our board of directors, (iv) a majority of the executive committee (if any) or (v) the Secretary at the direction of a stockholder, or a group of stockholders, holding at least 25% of our capital stock. Our Second Amended and Restated Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Second Amended and Restated Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Action by Written Consent in Lieu of a Meeting

Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws also provide that any action that could be taken by stockholders at a meeting of stockholders must be effected at a duly called annual or special meeting and may not be effected by consent in lieu of a stockholder meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Business Opportunities

Our Second Amended and Restated Certificate of Incorporation provides that, (x) any of our directors or officers (other than a person then serving as a full-time employee of us) who is also an officer, director, employee, managing director or other affiliate of a Principal Stockholder (as such term as defined in the Second Amended and Restated Certificate of Incorporation)) and (y) the Principal Stockholders, may, and shall have no duty not to, in each case on behalf of the Principal Stockholders (the persons and entities in clauses (x) and (y), each a “Covered Person”), (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as us, (ii) do business with any client, customer, vendor or lessor of any of ours or our affiliates, and (iii) make investments in any kind of property in which we may make investments.

We renounce any interest or expectancy to participate in any business of the Principal Stockholders, and waive any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to us or our stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.

In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person, in his or her Principal Stockholder-related capacity, or a Principal Stockholder and (y) us, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to us. We also renounce any interest or expectancy in such corporate opportunity and waive any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to us or our stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to us, provided, however, in each case, that any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of us shall belong to us.

Declassification of our Board of Directors

Our board of directors has historically been divided into three classes, with directors serving in each class elected to a three-year term. Our Second Amended and Restated Certificate of Incorporation provides that (i) at the 2023 annual meeting of stockholders, the Class II directors whose terms expire at such meeting will be elected to hold office for a two-year term expiring at the 2025 annual meeting of stockholders; (ii) at the 2024 annual meeting of stockholders, the Class III directors whose terms expire at such meeting will be elected to hold office for a one-year term expiring at the 2025 annual meeting of stockholders; and (iii) at the 2025 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

NYSE Listing

Our common stock is listed on the NYSE under the trading symbol “TALO.”

PLAN OF DISTRIBUTION

We may use any one or more of the following methods when selling our securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our common stock to close out short positions;

•	sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will generally bear the fees and expenses incident to our obligation to register the securities.

We may prepare prospectus supplements for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sales, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

•

The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at: market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

We may offer our securities into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

The underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that we will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Talos Energy Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Talos Energy Inc. appearing in Talos Energy Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Talos Energy Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of QuarterNorth Energy Inc. as of December 31, 2023 and 2022, and for the years then ended, appearing in Talos Energy Inc.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 3, 2024, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Reserve Engineers

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties that is derived from the reports of Netherland, Sewell & Associates, Inc. has been included or incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such reports and in giving such reports.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our securities. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2024;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•	Our Current Reports on Form 8-K/A and Form 8-K filed on May 3, 2024 and January 10, 2025, February 3, 2025, May 19, 2025 and May 22, 2025; and

•

The description of our common stock included in our Registration Statement on Form S-4 (File No. 333-222341), originally filed with the SEC on December 29, 2017, under the heading “Description of New Talos Capital Stock,” which updates the description of the common stock of Stone Energy Corporation contained in the Registration Statement on Form 8-A filed by Talos Petroleum LLC (formerly Stone Energy Corporation) on February 28, 2017, and including all other amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus, excluding in each case any information deemed furnished rather than filed.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

Attn: Executive Vice President, General Counsel and Secretary

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

Talos Energy Inc.

PROSPECTUS

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the securities offered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$	*
FINRA filing fee		**
Accountants’ fees and expenses		**
Legal fees and expenses		**
Printing and engraving expenses		**
Transfer agent and registrar fees		**
Miscellaneous		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
**	These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The discussion below summarizes the material indemnification provisions of our Second Amended and Restated Certificate of Incorporation, our Second Amended and Restated Bylaws and Sections 102(b)(7) and 145 of the DGCL.

Section 145 of the DGCL provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents or persons who are or were serving at the request of the corporation as directors, officers, employees or agents of another entity. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for expenses, judgments and fines, and amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding if: (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful. Indemnification is also allowed in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that a corporation cannot indemnify them if they have been adjudged to be liable to the corporation unless the Court of Chancery or the court in which the action or suit was brought shall determine upon application that they are fairly and reasonably entitled to indemnity for such expenses. Section 145 of the DGCL also requires a Delaware corporation to indemnify a present or former officer or director against any expenses (including attorneys’ fees)

actually and reasonably incurred by such person if he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein.

Article VII of our Second Amended and Restated Certificate of Incorporation together with Article VI of our Second Amended and Restated Bylaws provide for mandatory indemnification of each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative because:

•	the person is or was or has agreed to become a director or officer; or

•

is a person who, while a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent permitted by the DGCL as it exists at the time the indemnification provisions of our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws were adopted or as it may be amended. However, except for proceedings to enforce rights to indemnification or advancement, we will indemnify any person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our board of directors.

Article VII of our Second Amended and Restated Certificate of Incorporation and Article VI of our Second Amended and Restated Bylaws provide for the advancement of reasonable expenses (including, without limitation, attorneys’ fees) reasonably incurred by any indemnified person; provided, however, that the person to whom expenses are advanced shall deliver to us a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under our Second Amended and Restated Bylaws and a written undertaking to repay all amounts advanced if it is ultimately determined that such indemnified person is not entitled to be indemnified.

Article VII of our Second Amended and Restated Certificate of Incorporation and Article VI of our Second Amended and Restated Bylaws expressly provide that they are not the exclusive methods of indemnification.

Section 145 of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities asserted against such person in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the company. A Delaware corporation has this power whether or not the corporation has the power to indemnify such person against the liability under Section 145 of the DGCL.

Article VI of our Second Amended and Restated Bylaws provides that we may purchase and maintain insurance, at our expense, to protect our self and any director or officer or of another entity against any expense, liability or loss. This insurance coverage may be maintained regardless of whether we would have the power to indemnify the person against the expense, liability or loss under our Second Amended and Restated Bylaws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of our Second Amended and Restated Certificate of Incorporation contains this type of provision.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL and our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements require that we indemnify such individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Second Amended and Restated Certificate of Incorporation of Talos Energy Inc. (incorporated by reference to Exhibit 3.1 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 14, 2023).

3.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Talos Energy Inc. (incorporated by reference to Exhibit 3.1 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on May 23, 2024).

3.3	Second Amended and Restated Bylaws of Talos Energy Inc. (incorporated by reference to Exhibit 3.2 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 14, 2023).

4.1	Form of Stock Certificate for Common Stock of Talos Energy Inc. (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-222341) filed with the SEC on February 9, 2018).

4.2	Indenture, dated as of February 7, 2024, by and among Talos Production Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee (9.000% Senior Notes). (incorporated by reference to Exhibit 4.1 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 7, 2024).

4.3	First Supplemental Indenture, dated as of March 4, 2024, by and among Talos Production Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent (9.000% Senior Notes) (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on March 5, 2024).

4.4	Indenture, dated as of February 7, 2024, by and among Talos Production Inc., the Guarantors named therein and Wilmington Trust, National Association, (9.375% Senior Notes) (incorporated by reference to Exhibit 4.3 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 7, 2024).

Exhibit Number	Description

4.5	First Supplemental Indenture, dated as of March 4, 2024, by and among Talos Production Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent (9.375% Senior Notes) (incorporated by reference to Exhibit 4.3 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on March 5, 2024).

4.6	Form of 9.000% Second-Priority Senior Secured Note due 2029 (included as Exhibit A to Exhibit 4.5 hereto) (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 7, 2024).

4.7	Form of 9.375% Second-Priority Senior Secured Note due 2031 (included as Exhibit A to Exhibit 4.6 hereto) (incorporated by reference to Exhibit 4.4 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 7, 2024).

4.8	Registration Rights Agreement, dated September 21, 2022, by and among Talos Energy Inc. and the Persons listed on Schedule A thereto (incorporated by reference to Exhibit 4.1 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on September 22, 2022).

4.9	Registration Rights Agreement, dated as of March 4, 2024, by and among Talos Energy Inc. and each of the Persons listed on Schedule A thereto (incorporated by reference to Exhibit 4.1 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on March 5, 2024).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Ernst & Young LLP (Talos).

23.2**	Consent of Ernst & Young LLP (QuarterNorth)

23.3**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.4**	Consent of Netherland, Sewell & Associates, Inc.

24.1**	Powers of Attorney (included on signature pages of this Part II).

107**	Calculation of Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document that is incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 22, 2025.

TALOS ENERGY INC.

By:	/s/ Paul Goodfellow
Paul Goodfellow
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Paul Goodfellow and William S. Moss III, or either of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of May 22, 2025.

Name	Title

/s/ Paul Goodfellow Paul Goodfellow	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sergio L. Maiworm, Jr. Sergio L. Maiworm, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Gregory Babcock Gregory Babcock	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Neal P. Goldman Neal P. Goldman	Chairman

/s/ Paula R. Glover Paula R. Glover	Director

/s/ John “Brad” Juneau John “Brad” Juneau	Director

/s/ Donald R. Kendall Jr. Donald R. Kendall Jr.	Director

Name	Title

/s/ Richard Sherrill Richard Sherrill	Director

/s/ Charles M. Sledge Charles M. Sledge	Director

/s/ Shandell Szabo Shandell Szabo	Director